Exhibit 99.1
AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com
FOR IMMEDIATE RELEASE
ELCOM INTERNATIONAL, INC. REPORTS
FIRST QUARTER 2006 OPERATING RESULTS
NORWOOD, MA, May 15, 2006 - Elcom International, Inc. (OTCBB: ELCO and AIM: ELC and ELCS), today announced operating results for its first quarter ended March 31, 2006.
Financial Summary Table (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2006		2005
Net revenues		$893	$613
Gross profit		756	497
Operating loss		(1,113)	(1,075)
Net loss		(1,079)	(1,136)
Basic and diluted net loss per share	$	(--)	$(0.02)

Basic and diluted weighted average common shares outstanding		400,005	61,282

The above table, the following description and the appended condensed consolidated financial statements should be read in conjunction with the Risk Factors and other information contained in the Company’s 2005 Annual Report on Form 10-KSB, as amended, as well as the Company’s Form 10-QSB for the period ended March 31, 2006.
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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4000 — fax (781) 501-4070

Elcom International, Inc. Reports First Quarter 2006 Operating Results

     Net Revenues. Net revenues for the quarter ended March 31, 2006 increased to $893,000, from $613,000 in the same period of 2005, an increase of $280,000, or 46%. License, hosting services and other fees increased from $495,000 in the 2005 quarter to $559,000 in the 2006 quarter, an increase of $64,000, or 13%. This increase is primarily due to an increase in the level of customers in the eProcurement Scotland Program. License, hosting services and other fees include license fees, hosting service fees, supplier fees, usage fees, and eMarketplace agent fees. Professional services fees increased by $216,000, to $334,000 in 2006 from $118,000 in 2005, reflecting an increase in Capgemini implementations, from one in the first quarter of 2005 to three in the first quarter of 2006. In addition, certain additional non-recurring professional services were rendered to Capgemini in the first quarter of 2006 to enhance the eProcurement Scotland Program software system.
     Gross Profit. Gross profit for the quarter ended March 31, 2006 increased to $756,000 from $497,000 in the comparable 2005 quarterly period, an increase of $259,000, or 52%. This increase is primarily a result of the higher level of one-time professional services revenues recorded in the first quarter of 2006 as described above, versus such revenues recorded in the first quarter of 2005. The Company records its costs of professional services as incurred because it can not be assured its efforts will meet the specific client requirements, and only records the professional services revenues when the client requirements and all revenue recognition requirements are met. In the case of certain professional services revenues recorded in the first quarter of 2006, a portion of the related cost of sales was recorded in the fourth quarter of 2005.
     Selling, General and Administrative Expenses. Selling, general and administrative (“SG&A”) expenses for the quarter ended March 31, 2006 were $1,539,000 compared to $1,452,000 in the 2005 quarter, an increase of $87,000, or 6%. Because of the cash constraints experienced by Elcom over the last several years, Elcom has operated with as few personnel as possible, and certain of its personnel are compensated at below market rates. In April 2006, the Company began to hire additional personnel, and during late 2005 and through the first quarter of 2006, Elcom has also engaged third party contractors in order to address the increasing level of its business activity. The Company’s headcount (full and part-time) has decreased by two, from 38 at March 31, 2005 to 36 at March 31, 2006, but the Company expects headcount to increase in the next several quarters, and the Company also plans to provide raises to certain personnel whose compensation is below the market rate. Accordingly, Elcom anticipates that its SG&A will also increase in future quarters. Nonetheless, due to a change in the mix of personnel, as well as the increase in the first quarter of 2006 in research and development expense (which is generally comprised of personnel and third party contractor costs) over the 2005 quarter, the personnel expenses in SG&A remained flat from the 2005 first quarter to the 2006 first quarter. The primary reasons for the increase in SG&A in the first quarter of 2006 as compared to the first quarter of 2005 are: an increase in legal and accounting fees, related to the change in control of the Company, and the initial implementation of SFAS 123R requiring the expensing of stock based compensation (stock options), which was not required in the first quarter of 2005. Increases in travel expenses and management information systems expenses were generally offset by a reduction in depreciation and amortization expense, as various Company assets have been fully depreciated/amortized.
     Research and Development Expense. Research and development expense for the quarters ended March 31, 2006 and 2005 were $330,000 and $120,000, respectively, reflecting an increase in 2006 of $210,000 over the expense recorded in the first quarter of 2005. The increase in expense in 2006 compared to 2005 was due primarily to ongoing work associated with various enhancements to improve the data interchange, and enhanced inbound interface capabilities of the Company’s PECOS technology. In addition, in late 2005 Elcom also commenced development of new software for supplier directories,
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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4000 — fax (781) 501-4070

Elcom International, Inc. Reports First Quarter 2006 Operating Results

marketplace portals, client sign on, request for quotation module, as well as various additional interfaces to other software. Certain of these items were completed in the first quarter of 2006, and are primarily related to the Zanzibar eMarketplace, but will also be included in Elcom’s offerings to other customers and potential customers. In the first quarter of 2006, research and development expense included approximately $100,000 of third party consulting expense and $17,000 of stock-based compensation expense, while in the first quarter of 2005 all expenses were internal and stock-based compensation expense was not recorded.
     Operating Loss. The Company reported an operating loss of $1,113,000 for the quarter ended March 31, 2006 compared to a loss of $1,075,000 reported in the comparable quarter of 2005, an increase of $38,000 in the loss reported. This increased operating loss in the first quarter of 2006 compared to the same period in 2005 was primarily due to an increase in SG&A expenses and research and development expenses in 2006, net of the increase in recorded revenues.
     Interest and Other Income (Expense), Net. Interest income and other income (expense), net for the quarter ended March 31, 2006 was income of $41,000 versus an expense of $1,000 in the comparable 2005 quarter. The 2006 income is primarily related to interest income earned on the funds raised in December of 2005.
     Interest Expense. Interest expense for the quarter ended March 31, 2006 was $7,000 compared to $60,000 in the same period of 2005. The 2006 quarterly expense reflects interest primarily related to capitalized leases while the 2005 quarterly expense primarily reflects interest on the Company’s Convertible Debentures, and amortization of the related conversion discount. The Debentures converted into Company common stock in December of 2005.
     Net Loss. The Company’s net loss for the quarter ended March 31, 2006 was $1,079,000, a decrease in the loss of $57,000 from the comparable quarterly loss recorded in 2005 of $1,136,000, as a result of the factors discussed above.
Factors Affecting Future Performance
     A significant portion of the Company’s revenues are from hosting services and associated fees received from Capgemini under a back-to-back contract between Elcom and Capgemini which essentially mirrors the primary agreement between Capgemini and the Scottish Executive, executed in November 2001. Future revenue under this arrangement is contingent on the following significant factors: the rate of adoption of the Company’s ePurchasing software system by Public Entities associated with the Scottish Executive; renewal by existing Public Entity clients associated with the Scottish Executive of their rights to use the ePurchasing software system; the procurement of additional services from the Company by Public Entities associated with the Scottish Executive; Capgemini’s relationship with the Scottish Executive; their compliance with the terms and conditions of their agreement with the Scottish Executive; and the ability of the Company to perform under its agreement with Capgemini.
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Elcom International, Inc. Reports First Quarter 2006 Operating Results

     In addition, the Company intends to continue to commit incremental resources to provide the eProcurement and eMarketplace components of the Zanzibar eMarketplace for public sector organizations in the U.K. under its agreements with PASSL and PA. Future revenue under this arrangement is contingent primarily on the timing and rate of adoption by U.K. Public Entities of the Zanzibar eMarketplace, as well as the timing and level of costs incurred to develop the required infrastructure to support the architecture of the Zanzibar eMarketplace, stage one (of three stages) of which was accepted in February 2006, and the ability of the consortium, as a whole, to operate on a profitable basis.
     If further business fails to develop under the Capgemini agreement or if the Zanzibar eMarketplace does not attract a profitable level of clients, or if the U.S. eMarketplaces do not expand as expected, or if the Company is unable to perform under any of these agreements, it would have a material adverse affect on the Company’s future financial results.
Outlook
     As evidenced by the level of SG&A, research and development, and cost of revenues, the Company’s expenditures in 2006 have begun to increase as compared to 2005 as a result of the increased level of its business. The Company’s expects that its expenses will continue to increase as described in Management’s Discussion and Analysis or Plan of Operation above. Accordingly, the Company expects that its operating loss will continue through 2006. Improvements in revenues and operating results from operations in future periods will not occur without the Company being able to generate incremental operating revenues from existing and new clients.
STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
     Except for the historical information contained herein, the matters discussed in this press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company’s objectives, plans and strategies set forth herein and those preceded by or that include the words “believes,” “expects,” “targets,” “intends,” “anticipates,” “plans,” or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company’s expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated, including: (i) the necessity for the Company to generate incremental operating revenues and whether this objective can be met given the overall marketplace and client’s acceptance and usage of eCommerce software systems, eProcurement and eMarketplace solutions including corporate demand therefor, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, and control of expenses, revenue growth; (ii) the consequent results of operations given the aforementioned factors; and (iii) the necessity of the Company to achieve profitable operations within the constraints of its existing resources, and if it can not, the availability of incremental capital funding to the Company, particularly in light of the audit opinion from the Company’s registered public accounting firm in the Company’s 2005 Annual Report on Form 10-KSB, as amended, and other risks detailed from time to time in the Company’s 2005 and 2006 Quarterly Reports on Form 10-QSB and in its other SEC reports and statements, including particularly the Company’s “Risk Factors” contained in the prospectus included as part of the Company’s Registration Statement on Form S-3 filed on June 21, 2002. The Company assumes no obligation to update any of the information contained or referenced in this press release.
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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4000 — fax (781) 501-4070

Elcom International, Inc. Reports First Quarter 2006 Operating Results

The following condensed consolidated financial statements should be read in conjunction with the Consolidated Financial Statements, Risk Factors and other information contained in the Company’s 2005 Annual Report on Form 10-KSB, as amended, as well as the Company’s Form 10-QSB for the period ended March 31, 2006.
ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,115	$6,399

Accounts receivable:
Trade	679	548
Less-Allowance for doubtful accounts	47	45

Accounts receivable, net	632	503

Prepaid expenses and other current assets	216	119

Total current assets	4,963	7,021

PROPERTY, EQUIPMENT AND SOFTWARE, AT COST:
Computer hardware and software	21,046	20,675
Furniture, equipment and leasehold improvements	3,088	3,088

	24,134	23,763
Less — Accumulated depreciation and amortization	23,111	23,020

	1,023	743

OTHER ASSETS	12	10

Total assets	$5,998	$7,774

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of capital lease obligations	$83	$27
Related party convertible loan payable	—	120
Convertible loans payable	—	1,179
Accounts payable	608	547
Deferred revenue	1,072	545
Related party accrued salary, bonuses and interest	1,127	1,121
Accrued expenses and other current liabilities	2,032	2,525
Current liabilities of discontinued operations	47	62

Total current liabilities	4,969	6,126

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	140	—
OTHER LONG TERM LIABILITY	390	423

Total liabilities	5,499	6,549

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.01 par value; Authorized — 10,000,000 shares — Issued and outstanding — none	—	—
Common stock, $.01 par value; Authorized — 500,000,000 shares — Issued — 402,611,152 and 399,152,859 shares	4,026	3,992
Additional paid-in capital	125,558	125,263
Accumulated deficit	(123,562)	(122,483)
Treasury stock, at cost — 530,709 shares	(4,712)	(4,712)
Accumulated other comprehensive loss	(811)	(835)

Total stockholders’ equity (deficit)	499	1,225

	$5,998	$7,774

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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4000 — fax (781) 501-4070

Elcom International, Inc. Reports First Quarter 2006 Operating Results

ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2006		2005
Net Revenues:
License, hosting services and other fees		$559	495
Professional services		334	118

Total net revenues		893	613

Cost of revenues		137	116

Gross profit		756	497

Operating Expenses:
Selling, general and administrative		1,539	1,452
Research and development		330	120

Total operating expenses		1,869	1,572

Operating loss		(1,113)	(1,075)

Interest and other income (expense), net		41	(1)
Interest expense		(7)	(60)

Net loss before income taxes		(1,079)	(1,136)
Income taxes		—	—

Net loss		(1,079)	(1,136)

Other comprehensive income, net of tax		24	8

Comprehensive loss		$(1,055)	$(1,128)

Basic and diluted net loss per share	$	(--)	$(0.02)

Weighted average number of basic and diluted shares outstanding		400,005	61,282

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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4000 — fax (781) 501-4070

Elcom International, Inc. Reports First Quarter 2006 Operating Results

ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,079)	$(1,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	88	136
Stock based compensation	79	—
Deferred rent expense	—	54
Changes in current assets and liabilities:
Accounts receivable, net	(129)	(128)
Prepaid expenses and other current assets	(97)	(82)
Accounts payable	61	160
Deferred Revenue	527	17
Accrued expenses and other current liabilities	(235)	475

Net cash used in continuing operating activities	(785)	(504)
Net cash (used in) provided by discontinued operations	(15)	10

Net cash used in operating activities	(800)	(494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, equipment and software	(159)	—
Change in other assets	(2)	—

Net cash used in investing activities	(161)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	—	200
Repayments of loans payable	(1,299)	—
Repayments of capital lease obligations	(15)	(7)
Decrease in other long term liability	(33)	(30)

Net cash provided by (used in) financing activities	(1,347)	163

FOREIGN EXCHANGE EFFECT ON CASH	24	8

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,284)	(323)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,399	390

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,115	$67

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$20	$1

Income taxes paid	$—	$—

Issuance of common stock in satisfaction of deferred rent	$250	$—

Acquisition of equipment under capital lease	$211	$—

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10 Oceana Way – Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540